Exhibit 21.1

CANWEST SUBSIDIARIES

AS OF APRIL 14, 2005

2846551 Canada Inc. (Canada)

2922045 Canada Inc. (Canada)

3629368 Canada Inc. (Canada)

3683303 Canada Inc. (Canada)

3740421 Canada Inc. (Canada)

3919048 Canada Ltd. (Canada)

3919056 Canada Ltd. (Canada)

Abbotsford Times Publishers Ltd. (Canada)

Alberni Valley Times Publishers Ltd. (Canada)

All Sport Ventures Inc. (Canada)

Apple Box Productions Sub Inc. (Canada)

BCTV Holdings Inc. (Canada)

Calgary Herald Group Inc. (Canada)

Canadian Classified Publishers Ltd. (Canada)

CanWest (U.S.) Inc. (Delaware)

CanWest Books Inc. (Canada)

CanWest Finance Inc./Financiére CanWest Inc. (Québec)

CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc. (Québec)

CanWest Granada Media Holdings Limited (Ireland)

CanWest Interactive Inc. (Canada)

CanWest International Communications Inc. (Barbados)

CanWest International Corp. (Delaware)

CanWest International Distribution Limited (Ireland)

CanWest International Holdings (Luxembourg) S.a.r.l. (Luxembourg)

CanWest International Investments (Luxembourg) S.a.r.l. (Luxembourg)

CanWest International Management Inc. (Barbados)

CanWest Ireland Nominee Limited (Ireland)

CanWest Ireland Sales Limited (Ireland)

CanWest Irish Holdings (Barbados) Inc. (Barbados)

CanWest Media Sales Limited (Canada)

CanWest MediaWorks (NZ) Limited (New Zealand)

CanWest MediaWorks Ireland Holdings (Ireland)

CanWest Pacific Communications Pty Limited (Australia)

CanWest Publications Inc./Publications CanWest Inc. (Canada)

CanWest RadioWorks Limited (New Zealand)

CanWest TVWorks Limited (New Zealand)

CanWest-Montreal R. P. Holdings Inc./Société de Portefeuille CanWest-Montréal R.P. Inc. (Canada)

CanWest-Windsor R. P. Holdings Inc. (Canada)

CGS Debenture Holding (Netherlands) B.V. (Netherlands)

CGS International Holdings (Luxembourg) S.a.r.l. (Luxembourg)

CGS International Holdings (Netherlands) B.V. (Netherlands)

CGS International Investments (Luxembourg) S.a.r.l. (Luxembourg)

CGS NZ Radio Shareholding (Netherlands) B.V. (Netherlands)

CGS NZ TV Shareholding (Netherlands) B.V. (Netherlands)

CGS Shareholding (Netherlands) B.V. (Netherlands)

CHBC Holdings Inc. (Canada)

CHEK Holdings Inc. (Canada)

Chilliwack Times Publishers Ltd. (Canada)

Clarinet Music Inc. (Ontario)

College Publishers Ltd. (Canada)

Cool Records Inc. (Canada)

DejaView Partnership (Ontario)

Delta Optimist Publishers Ltd. (Canada)

Edmonton Journal Group Inc. (Canada)

Fox Sports World Canada Holdco Inc. (Canada)

Fox Sports World Canada Partnership (Ontario)

Global Centre Inc. (Ontario)

Global Communications Limited (Manitoba)

Global Television Centre Ltd. (Canada)

Global Television Network Inc./Réseau de Télévision Global Inc. (Canada)

Global Television Network Québec Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite (Québec)

Global Television Specialty Networks Inc. (Canada)

Langley Advance Publishers Ltd. (Canada)

Lonestar Holdco Inc. (Canada)

Lonestar Partnership (Ontario)

Lower Mainland Digest Publishers Ltd. (Canada)

Lower Mainland Homefinder Publishers Ltd. (Canada)

Lower Mainland Publishing Group Inc. (Canada)

Maple Ridge Times Publishers Ltd. (Canada)

MBS Productions Inc. (Canada)

Mobile Video Productions Inc. (Canada)

Montreal Gazette Group Inc./Groupe Montréal Gazette Inc. (Canada)

Multisound Publishers Ltd. (Canada)

Mystery Partnership (50%) (Ontario)

Nanaimo Daily News Group Inc. (Canada)

National Post Company, The/La Publication National Post (Ontario)

North Shore Publishers Ltd. (Canada)

NOW Publishers Ltd. (Canada)

ONtv Holdings Inc. (Canada)

Ottawa Citizen Group Inc. (Canada)

Pacific Newspaper Group Inc. (Canada)

Port Alberni Times Group Inc. (Canada)

Prime Television Holdco Inc. (Ontario)

Prime TV Partnership (Ontario)

ReachCanada Contact Centre Limited (Canada)

Regina Leader Post Group Inc. (Canada)

RetroVista Holdco Inc. (Canada)

Richmond Publishers Ltd. (Canada)

Saskatoon StarPhoenix Group Inc. (Canada)

South Fraser Publishers Ltd. (Canada)

Southam Digital Inc./Southam Numerique Inc. (Canada)

TV3 Ireland Productions Limited (45%) (Ireland)

TV3 Television Network Limited (45%) (Ireland)

Vancouver Area Distributors Ltd. (Canada)

Vancouver Courier Publishers Ltd. (Canada)

Vancouver Island Newspaper Group Inc. (Canada)

Vannet Publishers Ltd. (Canada)

Victoria Times Colonist Group Inc. (Canada)

Western Communications Inc. (Canada)

WIC Amalco Inc. (Canada)

WIC Television Production Sub Inc. (Canada)

WIC Television Sales Ltd. (British Columbia)

WIC TV Amalco Inc. (Canada)

Windsor Star Group Inc. (Canada)

Xtreme Sports Holdco Inc. (Canada)

Xtreme Sports Partnership (Ontario)

Yellow Card Productions Inc. (Ontario)